BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON FEBRUARY 22, 2018

1.            Date, Time and Place: Meeting held on February 22, 2018, at 9:00 am, in São Paulo City, São Paulo State, at the BRF S.A (“Company” or “BRF”) office located at Rua Hungria, 1400, 5th floor.

2.            Summons and Presence: Summons duly held pursuant to Article 21 of Company’s Bylaws considering the presence of the majority of the members of the Board of Directors: Mr. Abilio dos Santos Diniz (“Mr. Abilio Diniz”), Mrs. Flavia Buarque de Almeida (“Mrs. Flávia Almeida”), Mr. Francisco Petros Oliveira Lima Papathanasiadis (“Mr. Francisco Petros” or “Mr. CAE Coordinator”), Mr. José Aurélio Drummond Jr. (“Mr. José Drummond” or “CEO”), Mr. José Carlos Reis de Magalhães Neto (“Mr. José Magalhães”), Mr. Luiz Fernando Furlan (“Mr Luiz Furlan”), Mr. Marcos Guimarães Grasso (“Mr. Marcos Grasso”) and Mr. Walter Fontana Filho (“Mr. Water Fontana”). Also present, according to the agenda, were Messrs. Lorival Luz (“Mr. Lorival Luz” or “CFO”), Attilio Guaspari (“Mr. Attilio Guaspari” or “Mr. President of the Fiscal Council”), Marcos Badollato, Guilherme Nunes, from KPMG Auditores Independentes (“KPMG”) and Luis Carlos Passetti, from EY Auditores Independentes (“EY”).

3.            Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

4.            Agenda: (i) Approval of the BRF S.A. and OneFoods Financial Statements for 2017 fiscal year; (ii) Opinion of the Statutory Audit Committee; (iii) Opinion of the Fiscal Council regarding the BRF S.A. and OneFoods Financial Statements for 2017 fiscal year; Recommendation for approval of performance of the fiscal year 2017 deferred income tax; (iv) Opinion of KPMG regarding the BRF S.A. Financial Statements for 2017 fiscal year; (v) Opinion of EY regarding the OneFoods Financial Statements for 2017 fiscal year; (vi) Hiring of KPMG for the issuance of comfort letters; (vii) Execution of guarantee insurance agreement and counter-guarantee agreements; and (viii) Approval of the Proposal of the Board of Directors for AGO 2018.

5.            Informative Matters and Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.       Approval of the BRF S.A. and OneFoods Financial Statements for 2017 fiscal year. According to article 23, (v), of the Company’s Bylaws and to recommendation of the Statutory Audit Committee (“CAE”), the members of the Board of Directors have favorably expressed themselves about the submission of the management accounts and Financial Statements of the Company for the fiscal year ended on December 31, 2017, accompanied by the Management Report, Explanatory Notes, Opinions of the Independent Auditors and of the Fiscal Council and the Opinion of CAE (“DFs”), to be put before the Company’s Ordinary General Shareholders’ Meeting. The members of the Board of Directors have also favorably expressed themselves about the approval of the Financial Statements of OneFoods Holdings Ltd.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on February 22, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON FEBRUARY 22, 2018

5.2.       Opinion of the Statutory Audit Committee. The CAE, according to articles 31-D, item VI and 31-E, both from ICVM 509/2011, and article 33, paragraph 6th, of the Company’s Bylaws, has presented its annual report and, at the end of such presentation, its favorable opinion to the DFs.

5.3.       Opinion of the Fiscal Council regarding the BRF S.A. and OneFoods Financial Statements for 2017 fiscal year; Recommendation of approval of performance of the fiscal year 2017 deferred income tax. The Fiscal Council has presented its favorable opinion regarding the DFs and the Management Report for the fiscal year ended on December 31, 2017. The President of the Fiscal Council has also presented the prevision for performance of the deferred income tax for 2017 and the favorable recommendation of the Fiscal Council, after analysis of the feasibility study for future recovery of income tax based on the past fiscal years, which was approved, by unanimous votes, by the present members of the Board of Directors.

5.4.       Opinion of KPMG regarding the BRF S.A. Financial Statements for 2017 fiscal year. KPMG has presented its opinion regarding the DFs as well as the main areas for the external audit’s focus of work, and also an extract of the audit’s conclusion, with no restrictions, and its independence statement, confirming, finally, that no material weakness was found in the Company’s tested controls.

5.5.       Opinion of EY regarding the OneFoods Financial Statements for 2017 fiscal year. EY has presented its opinion regarding the results of OneFoods Holdings Ltd. and informed that no relevant matters should be reported to the Board of Directors.

5.6.       Hiring of KPMG for the issuance of comfort letters. The members of the Board of Directors, under the terms of Article 23, item (viii), of the Company’s Bylaws, approved, by unanimous votes of the present members, considering the favorable opinion from CAE, the hiring of KPMG for the issuance of comfort letters.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on February 22, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON FEBRUARY 22, 2018

5.7.       Execution of guarantee insurance agreement and counter-guarantee agreements. The members of the Board of Directors, under the terms of Article 23, item (xxviii), of the Company’s Bylaws, approved, by unanimous votes of the present members, considering the favorable opinion of the Finance and Governance Committee, (i) the confirmation of the counter-guarantee agreements executed by the Company, respectively, on 08/03/2015 and 11/05/2015 with ACE Seguradora (now Chubb Seguros), aiming to secure certain tax executions filed against Seara Alimentos Ltda.; (ii) the confirmation of the guarantee insurances and its respective counter-guarantee agreements (in force on December 31, 2017) executed with several insurance companies between 2013 and 2017; and (iii) authorization for the Executive Management to execute new guarantee insurance agreements and their respective counter-guarantee agreements, which are necessary for the activities and business of the Company and its controlled or associate companies, directly or indirectly, up to the limit of 75% of the insurance portfolio existing and in force on December 31, 2017, for each insurance company.

5.8.       Approval of the Proposal of the Board of Directors for AGO 2018. The members of the Board of Directors approved the submission for resolution, in extraordinary meeting of the Board of Directors to be opportunely called, the following changes to the proposal of the board of directors for the Company’s Ordinary General Shareholders’ Meeting: (i) the substitution of the Fiscal Council’s candidates appointed by shareholder Fundação Petrobras de Seguridade Social – Petros; and (ii) inclusion of a new item in the proposal of the Board of Directors for appreciation, in Extraordinary General Shareholders’ Meeting to be convened and held jointly with the Ordinary General Shareholders’ Meeting, regarding the modification of Article 30, paragraph 3rd, of the Company’s Bylaws. In that connection, except for the changes abovementioned, the Board of Directors approved the Proposal of the Board of Directors for the Ordinary Annual Shareholders’ Meeting of 2018. The Statutory Audit Committee has pronounced itself, on the present date, in an extraordinary meeting, about the total remuneration of the Company’s Board of Directors, Statutory Management and Fiscal Council for 2018, recommending its approval.

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on February 22, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON FEBRUARY 22, 2018

7.            Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 6, pages 21 to 24, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, February 22, 2018.

Larissa Brack Secretary

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on February 22, 2018